Exhibit 99.1

Contact:	Sitrick And Company
Sandra Sternberg
Maya Pogoda
310-788-2850

Interstate Bakeries Corporation Files for Extensions of Debtor-in-Possession Financing and Exclusive Plan Filing and Solicitation Periods

Company to Begin Permanent CEO Search

Kansas City, Missouri – August 2, 2006 -- Interstate Bakeries Corporation (IBC) (OTC: IBCIQ.PK) today filed a motion in the U.S. Bankruptcy Court seeking approval of a proposed extension of its $200 million debtor-in-possession (DIP) financing facility to June 2, 2007. The maturity date under the proposed extension coincides with the end of IBC’s 2007 fiscal year. JPMorgan Chase Bank (JPM Chase), the agent for the initial DIP facility which expires September 22, 2006, will continue to act as agent and syndicate the extended financing facility.

According to Tony Alvarez II, chief executive of IBC and co-founder and co-chief executive of Alvarez & Marsal (A&M), the global corporate advisory and turnaround management services firm, “We are pleased to have reached agreement with JPM Chase regarding the extension and believe the proposed terms provide us with the liquidity necessary to complete our Chapter 11 restructuring.”

Mr. Alvarez continued, “The improvement in financial performance has taken longer to complete principally due to intense competitive pressures and significantly higher ingredient costs, particularly flour and sugar, and energy costs negatively impacting our fiscal 2006 performance. We believe fiscal 2007 will be a transitional year for the Company during which the operational, financial and marketing initiatives we have implemented during our restructuring will begin to impact our results.”

Extension of Exclusivity

In a separate motion filed today, the Company asked the Court to extend the exclusive periods within which it may file and seek acceptances of its plan of reorganization until January 31, 2007, and April 2, 2007, respectively. The extension of its exclusivity period is intended to, among other things, permit IBC to complete the valuation analysis and explore exit financing alternatives necessary to develop the plan of reorganization. Under the previous schedule, the Company had until September 22, 2006, to file a plan of reorganization and until November 21, 2006, to solicit acceptance of that plan.

Since voluntarily filing to restructure under Chapter 11 of the Bankruptcy Code on September 22, 2004, the Company has been engaged on a number of fronts to streamline operations, enhance revenue and decrease costs. As part of a comprehensive plan to return it to profitability, IBC has:

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Restructured its 10 profit centers (PCs) – The Company has closed nine bakeries and approximately 200 distribution centers; rationalized its delivery route network, reducing the number of routes by approximately 30 percent, from approximately 9,100 delivery routes to approximately 6,400; and reduced its workforce by approximately 7,000 positions.

•	Disposed of certain non-core assets during its Chapter 11 case, the aggregate net proceeds of which are approximately $93 million.

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Commenced negotiations of long-term extensions with respect to most of its 420 collective bargaining agreements (CBAs) with its union-represented employees resulting in ratification by employees or agreements reached in principle, subject to ratification by employees, of approximately 200 CBAs. In total, these CBAs cover approximately 65 percent of IBC’s unionized workforce. IBC hopes to negotiate similar agreements with its remaining collective bargaining units, although there are no assurances that the CBA negotiation process will proceed in the same time frame or fashion as it has to date. In addition, because the framework for the agreements was initially fashioned based upon operating assumptions made during the early stages of the PC restructuring process, it is possible that, if actual results do not meet expectations, these agreements (which remain subject to assumption or rejection in the Chapter 11 case) may need to be revisited and additional concessions may be necessary.

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Initiated an aggressive marketing program designed to offset revenue declines by developing protocols to better anticipate and meet changing consumer demand through a consistent flow of new products. Since the beginning of fiscal 2006, IBC has launched numerous new products and promotions. While these efforts have met IBC’s expectations to date, it continues to work on other programs and additional new product launches.

“During this fiscal year, we intend to further address our declining sales through existing and additional marketing initiatives, complete negotiations with our remaining union-represented employees, and address the continued cost pressures through price increases,” Mr. Alvarez said. “The success and timing of those efforts will significantly impact our future results.”

The Company noted that, while there can be no assurances as to future market developments, any shifts in ingredients and energy-related costs to more historic levels will also significantly impact its future results. With the PC restructuring efforts completed and new marketing initiatives in place, IBC will also focus on improving its manufacturing processes in the bakeries and enhancing its service to customers through its field sales force.

Mr. Alvarez said that granting the extension of the plan filing and solicitation periods will allow the Company time to complete its remaining restructuring efforts, principally the on-going negotiations with its union-represented employees.

The extension of its exclusive periods will also permit IBC to continue what have thus far been constructive discussions with its constituent groups about various alternatives for emergence from Chapter 11. However, in light of the inherent uncertainties resulting from the financial performance of IBC’s business and the bankruptcy process, IBC cannot predict the amount or type of distributions that stakeholders can expect to receive or retain, if any.

Search for Permanent CEO to Begin

IBC said that in order to build upon the operational and financial improvements the Company has achieved under the leadership of Mr. Alvarez, it intends to commence a search for a permanent CEO. The Board also intends to review candidates to fill its two vacancies on the Board resulting from the resignations of Charles Sullivan and James Elsesser in July 2005 and September 2004, respectively.

“From the outset of these cases, the Board has intended to retain a long-term chief executive to lead IBC into the future,” said Chairman of the Board of Directors Leo Benatar. “The Board believes that, with the Company’s operational initiatives substantially complete, it is appropriate to begin the search for long-term leadership to continue the operational efficiency, marketing and brand initiatives that Tony and his team have begun. Needless to say, the Board appreciates Tony’s leadership and significant efforts and achievements during this critical time in IBC’s long history.”

Mr. Alvarez will remain as CEO throughout the search process and will be available thereafter to continue in an advisory capacity to be determined by the Board, including the leadership of the Company’s efforts to complete the negotiation of its remaining collective bargaining agreements. It is anticipated that John Suckow, a managing director at A&M and currently executive vice president and chief restructuring officer of IBC, will remain in those positions and continue to be assisted by personnel from A&M on an as-needed basis.

The Company said it is reviewing lists of candidates for the Board suggested by the Official Committee of Equity Security Holders, as well as those submitted directly by Brencourt Advisors, LLC, an IBC stockholder. “In making its decision at this time, the Board is hopeful that the addition of new, qualified board members will augment the industry and financial expertise of the existing Board, as well as provide strong, new direction in considering the Company’s available restructuring alternatives,” Mr. Benatar said, adding that there is substantial overlap between the two lists, since four of the total of eight proposed candidates are reflected on both lists.

Provisions of Extended DIP Financing

Terms of the proposed DIP financing facility extension were attached to a Form 8-K that the Company filed with the Securities and Exchange Commission (SEC) today and include, among other proposed terms and conditions, financial covenants requiring IBC to achieve minimum financial performance targets. The minimum financial performance targets resulted from a negotiation process and are not necessarily indicative of the expected operating performance of IBC in future fiscal periods, especially periods beyond fiscal 2007.

The proposed extension of the DIP financing facility also contains a provision to further augment IBC’s cash resources by allowing it to use for general corporate purposes 50 percent of the restricted cash previously unavailable to the Company, with the remaining 50 percent going to partially repay IBC’s senior secured pre-petition loans. As of today, the amount of such restricted cash is approximately $88 million. A more complete description of the proposed terms and conditions can be obtained from the Company’s Form 8-K.

As of July 1, 2006, the end of the Company's first period of fiscal 2007, the Company had $74.5 million of unrestricted cash and $86.5 million of restricted cash. To date, IBC has not borrowed under its $200 million DIP financing facility, although it has issued letters of credit under the DIP financing facility primarily in support of the Company's insurance programs. As of July 1, 2006, there were $105.8 million of letters of credit outstanding and the amount of the DIP financing facility available for borrowings as of that date was $72.8 million.

IBC said that it is optimistic that it will receive the support of the lenders party to the DIP financing facility to extend the facility through fiscal 2007 as well as consent of the pre-petition lenders to such transactions; however, there can be no assurances that such lenders will agree to the extended DIP financing facility on the terms and conditions currently contemplated by the proposed term sheet or that alternative lenders or sources of financing will be available in the event no agreement to extend is reached with such lenders. It is anticipated that both the exclusivity extension motion and the motion seeking approval of the amended DIP financing facility will be considered by the Bankruptcy Court at a hearing scheduled for August 23, 2006.

SEC Reports

IBC continues to work towards completion of its Annual Reports on Form 10-K for the fiscal years ended May 29, 2004 and May 28, 2005, Quarterly Reports for the quarters ended August 21, 2004, November 13, 2004, and March 5, 2005 and is hopeful that such reports may be filed in the near term. Upon completion and filings of such reports, IBC will be working expeditiously to complete and file other periodic reports that have not yet been filed. Despite IBC’s desire to complete the reports and file them with the SEC, there can be no assurances as to the timing thereof or that these reports will be finalized and filed.

About the Company

Interstate Bakeries Corporation is one of the nation's largest wholesale bakers and distributors of fresh-baked bread and sweet goods, under various national brand names, including Wonder®, Baker's Inn®, Merita®, Hostess® and Drake's®. The Company is headquartered in Kansas City. Currently, IBC employs more than 25,000 people and operates 45 bakeries, as well as approximately 800 distribution centers and approximately 850 bakery outlets throughout the country.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should” and “continue” or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of the Company to continue as a going concern; final determination of anticipated significant asset impairment charges; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to operate pursuant to the terms of its DIP financing facility; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of the reorganization with respect to the Chapter 11 proceeding; risks associated with failing to obtain court approval for one or more extensions to the exclusivity period for the Company to propose and confirm one or more plans of reorganization or with third parties seeking and obtaining court approval to terminate or shorten any such exclusivity period, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; risks associated with the Company's restructuring process, including the risks associated with the failure of its PC review and bakery and route consolidations to achieve the desired results; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to finalize, fund and execute its business plan; risks associated with inflationary cost increases in materials, ingredients, energy and employee wages and benefits; risks associated with product price increases, including the risk that such actions will not effectively offset inflationary cost pressures and may adversely impact sales of the Company's products; the effectiveness of the Company’s efforts to hedge its exposure to price increases with respect to various ingredients and energy; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties with respect to the accounting treatment of a defined benefit pension plan to which we contribute; finalization of our review and, if applicable, the independent audit of our historical financial statements; the results of an SEC investigation concerning the Company's financial statements following the Company's announcement that the Audit Committee of its Board of Directors had retained independent counsel to investigate the Company's manner of setting its workers' compensation and other reserves; the delayed filing with the SEC of the Company's fiscal 2004 and 2005 Forms 10-K and fiscal 2005 and 2006 Forms 10-Q; costs associated with increased contributions to multiple employer or multi-employer pension plans; the impact of any withdrawal liability arising under the Company's multiemployer pension plans as a result of prior actions or current consolidations; the impact of non-cash charges to fixed capital assets on prior periods; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; risks associated with the Company's recent new product introductions, including the success of such new products in achieving and retaining market share, and the Company’s ability to expand existing brands; the effectiveness of advertising and marketing spending; any inability to protect and maintain the value of the Company’s intellectual property; future product recalls or food safety concerns; actions of competitors, including pricing policy and promotional spending; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.